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                                                                    Exhibit 10.1

    AMENDED AND RESTATED EMPLOYMENT, CONSULTING AND NON-COMPETITION AGREEMENT

         This Employment Agreement ("Agreement") is made and entered into this 22nd day of March, 2006, by and between WEST POINTE BANK AND TRUST COMPANY ("Company") and Harry E. Cruncleton ("Employee") (together, the "Parties") and amends and restates the agreement entered into between the Company and the Employee on January 12, 2000;

         WHEREAS, the Company is engaged in, among other things, the financial, lending and banking business; and

         WHEREAS, the Company is headquartered in, its principal place of business is located in, and this Agreement is being signed in, Belleville, Illinois; and

         WHEREAS, the Employee desires to continue to be employed by the Company as Chairman; and

         WHEREAS, the parties acknowledge that the Employee, by virtue of his long service with the Company and key position with the Company, has established business relationships with the Company's clients which are unique and substantial; and

         WHEREAS, the Company compensates its employees to, among other things, develop and preserve goodwill with its customers on the Company's behalf and business information for the Company's ownership and use; and

         WHEREAS, in light of the Employee's key position with the Company, if the Employee were to leave the Company, the Company, in all fairness, would need certain protections in order to prevent competitors of the Company from gaining an unfair competitive advantage over the Company, diverting goodwill from the Company, or misusing or misappropriating the Confidential Information.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Parties agree as follows:

      1. Employment. The Company agrees to continue the Employee's employment with the Company, and the Employee agrees to continue his employment by the Company, on the terms and conditions set forth below.

      2. Term of Employment. The Employee's employment may be terminated, at any time, without cause, by either party, on thirty (30) days written notice to the other party.

      3. Compensation. The Company agrees to pay to the Employee an Annual Base Salary mutually agreed upon by the Parties, payable in equal semi-monthly or other

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convenient installments, and, in addition, the Company agrees to reimburse the Employee and pay such other benefits and compensation, if any, as may be mutually agreed upon between the Parties.

         As used in this Agreement, "Annual Base Salary" shall mean the annual payments by the Company to the Employee of regular, base salary for services rendered, excluding all bonuses, overtime, special payments, contributions by the Company to any employee benefit plan, but including any amounts the Employee has elected to defer under a cash or deferred arrangement maintained by the Company pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

      4. Duties. The Employee agrees to devote his best efforts to the performance of his duties under this Agreement. The Employee shall not engage in any business, calling or enterprise which is or may be contrary to the welfare, interest or benefit of the business of the Company.

      5. Consultation and Restrictions.

         (a) The Employee acknowledges that:

            (i) the Company has spent substantial money, time and effort over the years in developing and solidifying its relationships with its customers throughout the world and in developing its Confidential Information; and

            (ii) the Company is agreeing to provide the Employee with the benefits described under this Agreement based upon the Employee's assurances and promises contained herein not to divert the Company's clients' goodwill, or to put himself in a position during or following his employment with the Company in which the confidentiality of the Company's Confidential Information might somehow be compromised.

         (b) Accordingly, the Employee agrees that, during the term of his employment with the Company and for ten (10) years thereafter, the Employee will not, directly or indirectly, on the Employee's own behalf or on behalf of any other person, firm, corporation or entity (whether as owner, partner, consultant, employee, or otherwise):

            (i) provide any executive- or managerial-level services in the financial or banking industry in competition with the Company, for any Competitor;

            (ii) hold any executive- or managerial-level position with any Competitor;

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            (iii) engage in any research, development and marketing activities or efforts for a Competitor, whether as an employee, consultant, independent contractor or otherwise, to assist the Competitor in competing in the financial and banking industry in Belleville, Illinois or within a 20-mile radius outside of Belleville, Illinois;

            (iv) cause or attempt to cause any client of the Company to divert, terminate, limit, modify or fail to enter into an existing or potential relationship with the Company; and

            (v) solicit, entice, employ or seek to employ, in the financial and banking industry, any executive- or managerial-level employee of, or any consultant or advisor to, the Company.

         (c) Definitions.

            (i) "Confidential Information" shall mean:

               (A) lists or other identification of clients or prospective clients of the Company (and key individuals employed or engaged by such entities);

               (B) all compilations of information, correspondence, files, formulae, lists, methods, models, notes or other writings, plans, records, regulatory compliance procedures, reports, specialized or technical data, source code, object code, documentation, and software used in connection with the development, marketing, business and dealings relating to the Company's services and products;

               (C) financial, lending and marketing data relating to the Company or to the industry or other areas pertaining to the Company's activities and contemplated activities;

               (D) equipment, materials, procedures, processes, and techniques used in, or related to, the development, marketing, use and quality control of the Company's products and services;

               (E) the Company's relations with its clients, prospective
            clients, suppliers and prospective suppliers and the nature and type of products or services rendered to such clients (or proposed to be rendered to prospective clients);

               (F) the Company's relations with its employees (including, without limitation, salaries, job classifications and skill levels); and

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               (G) any other information designated by the Company as
            confidential, secret and/or proprietary (including, without limitation, information provided by clients or suppliers of the Company).

            Notwithstanding the foregoing, the term "Confidential Information" shall not consist of any data or other information which has been made publicly available or otherwise placed in the public domain other than by the Employee in violation of this Agreement.

            (ii) "Competitor" shall mean any person, firm, banking institution, corporation, partnership or other entity which (a) in its prior fiscal year had annual gross revenues from financial and banking related services of more than $10,000,000 or is reasonably expected to have such sales or revenues in either the current fiscal year or the next following fiscal year and (b) operates in Belleville, Illinois or within a 20-mile radius outside of Belleville, Illinois.

         (d) The Employee agrees that for a period of ten (10) years following his termination of employment he will make himself available to render consulting services to the Company on strategic matters as requested by the Company. Provided, however, that the performance of such services shall not require the Employee's physical presence at the Company but shall be sufficient if provided by telephone, by letter or e-mail advice or by meetings with Company officials and others at such place or places as may be mutually convenient and acceptable to the Company and the Employee.

      6. Consideration for Consultation and Restrictions. In consideration for the Employee's agreement to render consulting services and to the other restrictions under this Agreement, the Company shall pay to the Employee each year for a period of ten (10) years the greater of (i) an amount equal to 50% of the Employee's Annual Base Salary for the calendar year ending prior to the Employee's date of termination of employment, or (ii) an amount equal to 50% of the Employee's Annual Base Salary as of the Employee's date of termination of employment, payable in equal monthly installments, commencing with the first day of the first month following his termination of employment.

         In the event of a breach or threatened breach of any of the Employee's duties and obligations under the terms and provisions of Sections 4 or 5, the Company shall be entitled to cease any and all future payments under this
Section 6.

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      In consideration of the Employee's past service to the Company, a death benefit shall be payable to the Employee's current spouse in the event she survives the Employee as follows:

         (a) In the event of the death of the Employee either while employed by the Company or after the termination of his employment with the Company, the Company shall pay to the Employee's current wife the same amount that would otherwise have been paid to the Employee in accordance with the provisions of this Section 6 had the Employee lived and terminated employment. Such amounts shall be payable in equal monthly installments, commencing with the first day of the first month following the Employee's death and shall continue until the earlier of (i) such wife's death, or
      (ii) the tenth anniversary of the commencement of payments under this
      Section 6, whichever is earlier.

      (b) Upon the death of the Employee's current wife, the Company shall not be obligated to make any further payments under this Section 6. Neither the Employee's nor his wife's personal representative, heirs or any other beneficiary shall have any claim to any Death Benefit payments under this
Section 6.

      7. Acknowledgment Regarding Restrictions. The Employee recognizes and agrees that the restraints contained in Section 5 (both separately and in total) are reasonable and should be fully enforceable in view of the high-level positions the Employee has had with the Company, the nature of both the Company's business and competition in the financial and banking industry, the Company's legitimate interest in protecting its Confidential Information and its client's goodwill and relationships. The Employee specifically hereby acknowledges and confirms that he is willing and intends to, and will, abide fully by the terms of Section 5. The Employee further agrees that the Company would not have adequate protection if the Employee were permitted to work for its Competitors in violation of the terms of this Agreement since the Company would be unable to verify whether:

         (a) its Confidential Information is being disclosed and/or misused, and

         (b) the Employee was involved in diverting or helping to divert the Company's clients and/or its clients' goodwill.

      8. Company's Right to Injunctive Relief. In the event of a breach or threatened breach of any of the Employee's duties and obligations under the terms and provisions of Section 5, the Company shall be entitled, in addition to any other legal or equitable remedies it may have in connection therewith (including any rights to damages that it may suffer), to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach. The Employee hereby expressly acknowledges that the harm which might result to the Company's business as a result of noncompliance by the Employee with any of the provisions of Section 5 would be largely irreparable. The Employee specifically agrees that if there is a question as to the enforceability of any of the provisions of Section 5, the Employee will not engage in any conduct inconsistent

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with or contrary to such Section until after the question has been resolved by a final judgment of a court of competent jurisdiction. The Employee undertakes and agrees that if the Employee breaches or threatens to breach the Agreement, the Employee shall be liable for any attorneys' fees and costs incurred by the Company in enforcing its rights under this Agreement.

      9. Employee Agreement to Disclose this Agreement. The Employee agrees to disclose, during the ten (10) year period following his termination of employment with the Company, the terms of this Agreement to any potential future employer.

      10. Notice. Any notice to be given by either party to this Agreement shall be in writing and shall be deemed to have been given:

         (a) when delivered personally or by courier,

         (b) on the third business day following the mailing thereof by registered or certified mail, postage pre-paid, or

         (c) on the first business day following the mailing thereof by overnight delivery service,

      addressed to the Company at its principal business office, and to the Employee at his address as shown on the records of the Company.

      11. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

      12. Assignment. Neither this Agreement, nor any rights or obligations hereunder, may be assigned by the Employee, nor, without the prior written consent of the Employee, by the Company, except that this Agreement and such rights and obligations shall be binding upon and inure to the benefit of any successor to the Company, whether by merger, consolidation or otherwise.

      13. Waivers. No waiver or modification of this Agreement or of any covenant, condition or limitation contained herein shall be valid, unless in writing, and duly executed by the party to be charged with the waiver, and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the Parties arising out of or affecting this Agreement, or the rights or obligations of the Parties, unless such waiver or modification is in writing, duly executed as provided in this Section, and the Parties further agree that the provisions of this Section may not be waived, except as is set forth in this Section. The failure of either party to exercise or otherwise act with respect to any of its or his rights in the event of a breach of any of the terms or conditions of this Agreement by the other party, shall not be construed as a waiver of such breach, nor thereafter prevent such party from enforcing strict compliance with any and all of the terms and conditions of this Agreement.

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      14. Miscellaneous. This Agreement embodies the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement. This Agreement has been executed and delivered in the State of Illinois and shall be construed in accordance with, and governed by, the laws of such state without regard to the principles of conflicts of law which might otherwise apply. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and the Employee and his heirs, executors, administrators and legal representatives, subject to the provisions of Section 12.

         IN WITNESS WHEREOF, the Parties have executed this Agreement, as of the day and year first above written.

                                WEST POINTE BANK AND TRUST COMPANY

                                        By /s/ William C. Allison
                                           ------------------------------------
March 22, 2006
                                                William C. Allison
                                                Director

                                        By /s/ Harry E. Cruncleton
                                           ------------------------------------
March 22, 2006
                                                Harry E. Cruncleton
                                                Director, Chairman of the
                                                Board of Directors

                                        By /s/ David G. Embry
                                           ------------------------------------
March 22, 2006
                                                David G. Embry
                                                Director

                                        By /s/ Jack B. Haydon
                                           ------------------------------------
March 22, 2006
                                                Jack B. Haydon
                                                Director

                                        By /s/ Charles G. Kurrus III
                                           ------------------------------------
March 22, 2006
                                                Charles G. Kurrus III
                                                Director

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                                        By /s/ Terry W. Schaefer
                                           ------------------------------------
March 22, 2006
                                                Terry W. Schaefer
                                                Director, President

                                        By /s/ Edward J. Szewczyk, M.D.
                                           ------------------------------------
March 22, 2006
                                                Edward J. Szewczyk, M.D.
                                                Director

                                        By /s/ Wayne W. Weeke
                                           ------------------------------------
March 22, 2006
                                                Wayne W. Weeke, Director

ATTEST:

/s/ J. E. Cruncleton
---------------------------
Secretary
                                           /s/ Harry E. Cruncleton
                                           ------------------------------------
March 22, 2006

                                                Harry E. Cruncleton

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